UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) - February 10, 2015

IEC ELECTRONICS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-6508	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513
(Address of principal executive offices)(Zip code )

(315) 331-7742
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 10, 2015, IEC Electronics Corp. (the “Company”) received a deficiency letter (the “Deficiency Letter”) from the NYSE MKT LLC (the “NYSE MKT”) indicating that the NYSE MKT has determined that the Company is not in compliance with Sections 134 and 1101 of the NYSE MKT’s Company Guide (the “Company Guide”) as a result of the Company’s failure to file its quarterly report on Form 10-Q for the quarter ended December 26, 2014 (the “Quarterly Report”) by the requisite deadline of the Securities and Exchange Commission (the “SEC”). The Company previously disclosed its inability to file the Quarterly Report with the SEC due to its pending restatement of its previously issued consolidated financial statements covering the Company’s fiscal year ended September 30, 2014 and for the fiscal quarters ended March 28, 2014 and June 27, 2014 as described in the Company’s Current Report on Form 8-K filed with the SEC on February 9, 2015. Additionally, the NYSE MKT asserted that the Company’s failure to timely file the Quarterly Report is a material violation of its listing agreement with the NYSE MKT.

As a result, the Company has become subject to the procedures and requirements of Section 1009 of the Company Guide. Such procedures required the Company to communicate with the NYSE MKT by February 17, 2015 to confirm receipt of the Deficiency Letter and indicate whether or not it intended to submit a plan of compliance, which it did on February 16, 2015. The Company intends to submit a plan of compliance to the NYSE MKT by February 24, 2015 in accordance with the Deficiency Letter. This plan of compliance will provide the NYSE MKT with the actions that the Company has taken or intends to take to bring the Company into compliance with Sections 134 and 1101 of the Company Guide by no later than May 11, 2015. If the plan is accepted but the Company is not in compliance with the continued listing standards of the Company Guide by May 11, 2015, or if the Company is not making progress consistent with the plan, the Company may be subject to delisting procedures.

On February 17, 2015, the Company issued a press release regarding its receipt of the Deficiency Letter. A copy of the Company's press release is attached hereto as Exhibit 99.1.

Section 9.01	Financial Statements and Exhibits

(d) Exhibits
Exhibit 99.1	Press Release issued by IEC Electronics Corp. on February 17, 2015

This Current Report on Form 8-K, including the Exhibit incorporated herein, contains certain statements that are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934, and are made in reliance upon the protections provided by such Acts for forward-looking statements. These forward-looking statements (such as when the Company describes what it "believes", "expects", or "anticipates" will occur, and other similar statements) include, but are not limited to, statements regarding future sales and operating results, future prospects, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect the Company's current expectations concerning future results and events.  Forward-looking statements in this filing include those regarding: (a) the Company’s financial statements; (b) adjustments to the Company’s periodic reports, restatements of prior period financial statements; (c) the timing of remediation activities related to the material weaknesses in the Company’s internal controls over financial reporting; and (d) the expected impact of the restatement on available borrowings. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause the Company's actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. Factors that could cause actual future results and the Adjustments’ quantitative effect to differ from those estimated within this filing include, among others, the risk that additional information may arise during the completion of the Company’s work on the restatement, the Company’s independent auditor’s review of the restated financial statements, the Company’s ability to successfully remediate identified control deficiencies, M&T not waiving any defaults caused by the Adjustments, litigation and governmental investigations or proceedings arising out of or related to accounting and financial reporting matters, other subsequent events, as well as other factors described elsewhere in this Form 8-K and in the Company’s Annual Report on Form 10-K under the heading “Risk Factors” under Item 1A, for the fiscal year ended September 30, 2014 and other filings with the Securities and Exchange Commission.

All forward-looking statements included in this Form 8-K are made only as of the date of this Form 8-K. The Company does not undertake any obligation to, and may not, publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or which it hereafter become aware of, except as required by law. New risks and uncertainties arise from time to time and the Company cannot predict these events or how they may affect it. When considering these risks, uncertainties and assumptions, you should keep in mind the cautionary statements contained in this Form 8-K and any documents incorporated herein by reference. You should read this Form 8-K and the documents that the Company incorporates by reference into this Form 8-K completely and with the understanding that the Company’s actual future results may be materially different from what it expects. All forward-looking statements attributable to the Company are expressly qualified by these cautionary statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date:	February 17, 2015	By:	/s/ Michael T. Williams
Michael T. Williams
Chief Financial Officer